Exhibit 10.2

FIRST AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is effective as of November 1, 2022, by and between PetVivo Holdings, Inc., a Nevada corporation (the “Company”) and Robert J. Folkes (the “Executive” and together with the Company, each a “Party,” and collectively the “Parties.”)

RECITALS

WHEREAS, the Parties entered into that certain Executive Employment Agreement dated as of November 10, 2021 (as the same now exists or may hereafter be amended, modified, supplemented, renewed, restated, or replaced, the “Employment Agreement”); and

WHEREAS, pursuant to Section 3.1 of the Employment Agreement, the Compensation Committee of the Board of Directors of the Company conducted its annual performance and compensation review of the Executive and approved an increase to Executive’s Base Salary.

WHEREAS, the Parties desire to modify the Employment Agreement to reflect the salary increase as set forth herein.

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used herein and not defined herein shall have the meaning ascribed to such term as set forth in the Employment Agreement, and all references to Sections, shall mean the Sections of the Employment Agreement unless reference is made to another document.

2. Amendment to Employment Agreement. Section 3.1 of the Employment Agreement is hereby amended such that the Executive’s Base Salary is increased from $240,000 to $300,000.

3. Full Force and Effect. Except as specifically amended, modified, or supplemented by this Amendment, the Employment Agreement, as amended, shall remain unchanged and in full force and effect.

4. Governing Law. The Parties expressly agree that (a) this Amendment shall be governed by, and construed in accordance with, the laws of the State of Minnesota, without giving effect to any conflict-of-law principles and (b) Section 8.2 of the Employment Agreement shall apply to any dispute hereunder.

5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other commonly recognized transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EXECUTIVE:

By:	/s/ Robert J. Folkes
Robert J. Folkes

PETVIVO HOLDINGS, INC.

By:	/s/ John Lai
John Lai,
Chief Executive Officer